Exhibit 99.1

UNITED ONLINE REPORTS FIRST-QUARTER 2006 RESULTS AND DECLARES
QUARTERLY CASH DIVIDEND

Revenues of $127.3 Million

Operating Income of $20.6 Million

Adjusted OIBDA of $34.6 Million

Quarterly Cash Dividend of $0.20 per Share

WOODLAND HILLS, Calif., May 3, 2006 — United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet and media services, today reported results for its first quarter ended March 31, 2006. The company also announced that its Board of Directors has declared a quarterly cash dividend of $0.20. The record date for the dividend is May 12, 2006 and the dividend is payable on May 31, 2006. In addition, effective today, the company will begin reporting its operating results by segments: Communications – consisting of its Internet access, email and VoIP businesses; and Content & Media – consisting of its social-networking, Web-hosting and photo-sharing businesses.

“With 32% growth in Content & Media revenues and our 19th consecutive quarter of record consolidated adjusted OIBDA, United Online’s first quarter results have 2006 off to a terrific start,” said Mark R. Goldston, chairman, CEO and president of United Online. “Strong organic growth in Content & Media revenues and our recent acquisitions of MyPoints.com and Namesdatabase.com demonstrate our continued focus on diversification. With over 60 million registered accounts across all of our businesses, United Online’s strategy is to create long-term value by growing Content & Media revenues while managing our Communications businesses primarily for adjusted OIBDA contribution.”

First Quarter 2006 Consolidated Results:

•      Total revenues were $127.3 million versus $130.5 million for the year-ago quarter.

•      Operating income was $20.6 million, or 16.2% of revenues, versus operating income of $21.0 million, or 16.1% of revenues, in the year-ago quarter.

•      Adjusted operating income before depreciation and amortization (“OIBDA”)(1) was a record $34.6 million, or 27.2% of revenues, an increase of 10% versus adjusted OIBDA of $31.5 million, or 24.1% of revenues, in the year-ago quarter.

•      Pay accounts(2) increased by 84,000 during the quarter to 5.1 million; active accounts(2) totaled 18.7 million at March 31, 2006. During the quarter, the company acquired Namesdatabase.com which, at the date of acquisition, had approximately 58,000 pay accounts and approximately 2.7 million active accounts.

•      Net income was $12.7 million or $0.20 per share (including $3.9 million of stock-based compensation expense, net of tax, and a $1.0 million, net of tax, cumulative effect adjustment in connection with the adoption of Financial Accounting Standards Board

Statement No. 123R (“FAS 123R”), “Share-Based Payment”), an increase of 10% versus $11.5 million or $0.18 per share, for the year-ago quarter (including $0.9 million of stock-based compensation expense, net of tax, recorded under the intrinsic value method).

•                  Adjusted net income(3) was $18.1 million, an increase of 11% versus $16.2 million for the year-ago quarter. On a per share basis, adjusted net income for the quarter was $0.27 per share, an increase of 8% versus $0.25 per share for the year-ago quarter. Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

“United Online’s new segment reporting format is driven by the evolution of our business and recent developments including acquisitions, the growing scale of our Content & Media properties, and the maturation of our access business,” said Charles S. Hilliard, executive vice president, finance and CFO. “As our strong first quarter results demonstrate, we continue to grow our Content & Media services in a financially disciplined manner by selectively investing in our Communications business, which declined by 104,000 pay access accounts and added 6,000 pay VoIP accounts in Q1.”

Segment Reporting

A primary component of the company’s strategy is to diversify its revenues beyond its legacy Internet access business. In order to focus resources towards the company’s growth opportunities, including its growing social networking business, management has realigned the internal financial reporting structure into two business units.

As a result, the company’s reportable segments now include the following, organized on the basis of products and services provided:

Segment	Internet Services

Communications	Internet access, email and VoIP

Content & Media	Social networking, Web hosting and photo sharing; commencing on April 10, 2006, this segment will also include online loyalty marketing.

First Quarter 2006 Segment Results:

Management has determined that adjusted OIBDA is the appropriate measure for assessing performance and for allocating resources among its segments.

•                  Communications revenues were $100.3 million, or 78.8% of consolidated revenues, versus $110.0 million, or 84.3% of consolidated revenues in the year-ago quarter.

•                  Content & Media revenues were $27.0 million, or 21.2% of consolidated revenues, an increase of 32% versus $20.5 million, or 15.7% of consolidated revenues, in the year-ago quarter.

•                  Communications adjusted OIBDA was $33.5 million, or 33.4% of Communications revenues, an increase of 2% versus $32.8 million, or 29.8% of Communications revenues, in the year-ago quarter.

•                  Content & Media adjusted OIBDA was $6.3 million, or 23.3% of Content & Media revenues, an increase of 97% versus $3.2 million, or 15.6% of Content & Media revenues, in the year-ago quarter.

•                  Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA were ($5.1) million versus ($4.5) million in the year-ago quarter.

Additional Highlights:

•                  Cash balances at March 31, 2006 were $175.3 million, including cash, cash equivalents and short-term investments. During the quarter, the company repaid the remaining $54.2 million balance of its senior term loan facility and acquired Namesdatabase.com for $10.0 million in cash.

•                  Cash flows from operations were $14.2 million versus $31.7 million for the year-ago quarter. In connection with the adoption of FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

•                  Free cash flow(4) was $8.6 million versus $28.2 million for the year-ago quarter.

•                  On April 10, 2006 the company acquired MyPoints.com for approximately $56.0 million in cash.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this release. United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s guidance for the June 2006 quarter and the year ending December 31, 2006:

(in millions)	Jun ‘06 Q Est.	CY’06 Est.	Prior CY’06 Est.
Operating income	$18.1 - $20.1	$76.0 - $81.0	$73.6 - $79.6
Depreciation	5.1	20.0	20.5
Amortization	4.9	19.0	15.9
Stock-based compensation	4.9	19.0	21.0
Adjusted operating income before depreciation and amortization(1)	$33.0 - $35.0	$134.0 - $139.0	$131.0 - $137.0

Weighted average diluted shares	67.5 - 68.5	68.0 - 69.0	67.5 - 68.5

•                  Total revenues for the June 2006 quarter are estimated to be between $130 million and $132 million.

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined as operating income before depreciation, amortization and stock-based compensation. Management believes that because adjusted OIBDA excludes certain non-cash expenses (such as depreciation, amortization and stock-based compensation), this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance and previously monitored adjusted OIBDA to ensure compliance with specific financial performance covenants under its term loan, which was repaid in January 2006. The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock compensation expenses related to the company’s workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations. Management does not believe either of these limitations is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, operating income. A reconciliation to operating income is provided in the accompanying tables.

(2) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. Active accounts are defined as all free access, VoIP, social-networking and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts. Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days and the number of free photo-sharing users that logged on to the service at least once within the preceding 90 days. A table entitled “Analysis of Pay Accounts” is presented elsewhere in this release.

(3) Adjusted net income is defined as net income before the after-tax effect of amortization of intangible assets, stock-based compensation and the cumulative effect of a change in accounting principle as a result of the adoption of FAS 123R. Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses (such as amortization and stock-based compensation). Management also uses adjusted net income for this purpose. Adjusted net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income are that, similar to adjusted OIBDA, it does not include certain costs, and the term adjusted net income does not have a standardized meaning. Therefore, other companies may use the same, or a similarly named measure but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry. Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of adjusted net income in this earnings release and by providing a reconciliation that shows and describes the adjustments made. Management does not believe these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, net income. A reconciliation to net income is provided in the accompanying tables.

(4) Free cash flow is defined as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations and generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effecting potential acquisitions and share repurchases. Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. Management does not believe that this is a material limitation, particularly when such measure is disclosed with its most comparable GAAP financial measure, net cash provided by operating activities. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet and media services through a number of brands, including NetZero, Juno, Classmates and MyPoints. The company’s Communications services include Internet access, email and VoIP. The company’s Content & Media services include social networking and online loyalty marketing. United Online is headquartered in Woodland Hills, CA, with offices in New York City, NY; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit http://www.untd.com.

United Online will be hosting a conference call today at 2:00PM PT (5:00PM ET) to discuss its quarterly results. A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com. A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements. These statements include, without limitation, expectations regarding: guidance for future financial performance; changes in pay accounts; weighted average diluted shares; depreciation and amortization; and stock-based compensation. Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support new products and services; the effects of seasonality and changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; potential impairment of goodwill and intangibles; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; and governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition is consummated during the relevant periods. If an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Investor and Press Contacts:

Liz Gengl

United Online, Inc.

818-287-3076

pr@untd.com

Scott Matulis

United Online, Inc.

818-287-3388

investor@untd.com

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2006	December 31, 2005

ASSETS
Cash, cash equivalents and short-term investments	$175,299	$244,362
Accounts receivable, net	17,858	19,201
Deferred tax assets, net	67,896	68,355
Property and equipment, net	35,440	33,093
Goodwill and intangible assets, net	146,270	139,837
Other assets	15,512	16,340
Total assets	$458,275	$521,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$39,024	$46,955
Accrued liabilities	27,165	36,249
Deferred revenue	58,670	56,284
Capital leases	648	698
Term loan	—	54,208
Other liabilities	3,820	4,379
Total liabilities	129,327	198,773

Stockholders’ equity	328,948	322,415

Total liabilities and stockholders’ equity	$458,275	$521,188

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005

Revenues	$127,332	$130,531
Operating expenses:
Cost of revenues(a)	29,890	27,779
Sales and marketing(a)	43,419	54,083
Product development(a)	12,816	9,106
General and administrative(a)	16,246	12,600
Amortization of intangible assets	4,389	5,978
Total operating expenses	106,760	109,546

Operating income	20,572	20,985

Interest and other income, net	1,716	1,417
Interest expense	(1,716)	(2,002)

Income before income taxes	20,572	20,400

Provision for income taxes	8,921	8,913

Income before cumulative effect of change in accounting principle	11,651	11,487
Cumulative effect of a change in accounting principle, net of tax	1,041	—
Net income	$12,692	$11,487

Basic net income per share
Income before cumulative effect of change in accounting principle	$0.19	$0.19
Cumulative effect of change in accounting principle, net of tax	0.01	—
Basic net income per share	$0.20	$0.19

Diluted net income per share
Income before cumulative effect of change in accounting principle	$0.18	$0.18
Cumulative effect of change in accounting principle, net of tax	0.02	—
Diluted net income per share	$0.20	$0.18

Shares used to calculate basic net income per share	62,511	60,393
Shares used to calculate diluted net income per share	64,889	63,038
Shares outstanding at end of period	63,527	60,669

(a) Stock-based compensation was allocated as follows:

Cost of revenues	$237	$25
Sales and marketing	944	100
Product development	1,466	63
General and administrative	2,322	887
Total stock-based compensation	$4,969	$1,075

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,692	$11,487

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	14,065	10,527
Deferred taxes and other	1,135	(107)
Tax benefits from stock-based compensation	1,873	3,947
Excess tax benefits from stock-based compensation	(1,414)	—
Cumulative effect of change in accounting principle, net of tax	(1,041)	—

Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	1,394	295
Other assets	(730)	2,986
Accounts payable and accrued liabilities	(15,541)	(2,856)
Other liabilities	(40)	825
Deferred revenue	1,846	4,581
Net cash provided by operating activities	14,239	31,685

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,061)	(3,455)
Purchases of rights, patents and trademarks	(509)	(5,500)
Purchases of short-term investments	(124,121)	(98,317)
Proceeds from maturities and sales of short-term investments	115,320	115,858
Cash paid for acquisitions, net of cash acquired	(10,990)	(8,540)
Net cash provided by (used for) investing activities	(27,361)	46

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	(54,209)	(30,833)
Payments on capital leases	(50)	(288)
Proceeds from exercises of stock options	2,622	1,821
Repurchases of common stock	(1,643)	(14,207)
Payments for dividends	(12,868)	—
Excess tax benefits from stock-based compensation	1,414	—
Net cash used for financing activities	(64,734)	(43,507)

Effect of exchange rate changes on cash and cash equivalents	28	(14)

Change in cash and cash equivalents	(77,828)	(11,790)
Cash and cash equivalents, beginning of period	100,397	56,512
Cash and cash equivalents, end of period	$22,569	$44,722

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income(3)

(in thousands, except per-share data)

	Three Months Ended March 31,
	2006	2005

Net income	$12,692	$11,487
Add (deduct):
Stock-based compensation	4,969	1,075
Amortization of intangible assets	4,389	5,978
Cumulative effect of a change in accounting principle, net of tax(a)	(1,041)	—
	21,009	18,540

Income tax effect of adjusting entries	(2,923)	(2,315)
Adjusted net income	$18,086	$16,225

Adjusted basic net income per share	$0.29	$0.27
Adjusted diluted net income per share	$0.27	$0.25

Shares used to calculate adjusted basic net income per share	62,511	60,393
Shares used to calculate adjusted diluted net income per share(b)	65,817	63,713

(a) Cumulative effect adjustment for estimated forfeitures is an adjustment of previously recognized compensation cost for restricted stock awards outstanding at the adoption date of FAS 123R that the company does not expect to vest.

(b) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended March 31,
	2006	2005
Adjusted Operating Income Before Depreciation and Amortization(1)
Operating income	$20,572	$20,985
Depreciation	4,707	3,474
Amortization	4,389	5,978
Operating income before depreciation and amortization	29,668	30,437
Stock-based compensation	4,969	1,075
Adjusted operating income before depreciation and amortization	$34,637	$31,512

	Three Months Ended March 31,
	2006	2005
Free Cash Flow(4)
Net cash provided by operating activities	$14,239	$31,685
Add (deduct):
Capital expenditures	(7,061)	(3,455)
Excess tax benefits from stock-based compensation(a)	1,414	—
Free cash flow	$8,592	$28,230

(a) In accordance with FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

UNITED ONLINE, INC.

Supplemental Schedule of Segment Information

(in thousands)

	Three Months Ended March 31, 2006
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$90,659	$20,497	$—	$111,156
Advertising	9,683	6,493	—	16,176
Total revenues	100,342	26,990	—	127,332

Operating expenses:
Cost of revenue	25,581	4,072	237	29,890
Sales and marketing	30,342	12,133	944	43,419
Product development	8,628	2,722	1,466	12,816
General and administrative	5,160	3,639	7,447	16,246
Amortization of intangible assets	684	3,705	—	4,389
Total operating expenses	70,395	26,271	10,094	106,760

Operating income	29,947	719	(10,094)	20,572

Depreciation	2,837	1,870	—	4,707
Amortization	684	3,705	—	4,389
Operating income before depreciation and amortization	33,468	6,294	(10,094)	29,668
Stock-based compensation	—	—	4,969	4,969
Adjusted operating income before depreciation and amortization	$33,468	$6,294	$(5,125)	$34,637

	Three Months Ended March 31, 2006
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$101,156	$15,072	$—	$116,228
Advertising	8,859	5,444	—	14,303
Total revenues	110,015	20,516	—	130,531

Operating expenses:
Cost of revenue	23,805	3,949	25	27,779
Sales and marketing	43,905	10,078	100	54,083
Product development	7,326	1,717	63	9,106
General and administrative	4,077	3,132	5,391	12,600
Amortization of intangible assets	853	5,125	—	5,978
Total operating expenses	79,966	24,001	5,579	109,546

Operating income	30,049	(3,485)	(5,579)	20,985

Depreciation	1,919	1,555	—	3,474
Amortization	853	5,125	—	5,978
Operating income before depreciation and amortization	32,821	3,195	(5,579)	30,437
Stock-based compensation	—	—	1,075	1,075
Adjusted operating income before depreciation and amortization	$32,821	$3,195	$(4,504)	$31,512

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics(a)

	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005	Jun. 30, 2005	Mar. 31, 2005
Revenue (in thousands)	$127,332	$130,232	$132,778	$131,520	$130,531
Net income (in thousands)	$12,692	$12,374	$12,594	$10,672	$11,487
Net income per diluted share	$0.20	$0.19	$0.20	$0.17	$0.18
Pay accounts(2) (in thousands)	5,093	5,009	5,040	5,033	4,952
Active accounts(2) (in millions)	18.7	17.6	16.9	16.9	17.0
Number of employees at end of period	912	900	868	828	769

(a) More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.

Analysis of Pay Accounts (2)

(in thousands)

	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005	Jun. 30, 2005	Mar. 31, 2005
Communications(a)
Access	2,751	2,855	2,980	3,078	3,130
Other	321	313	301	286	259
Total	3,072	3,168	3,281	3,364	3,389

Content & Media(b)
Social networking	1,945	1,766	1,686	1,599	1,505
Other	76	75	73	70	58
Total	2,021	1,841	1,759	1,669	1,563

Total pay accounts(2)	5,093	5,009	5,040	5,033	4,952

(a) Communications includes Internet access, VoIP, premium content, premium email and security suite.

(b) Content & Media includes social networking, Web hosting and photo sharing.